Exhibit 21.1

PARENT	SUBSIDIARIES	JURISDICTION OF ORGANIZATION
Alterra Capital Holdings Limited (the Registrant)	Alterra Capital Services Limited	Ireland
	Alterra Capital UK Limited	United Kingdom
	Alterra Holdings Limited	Bermuda
	Alterra Insurance Limited	Bermuda
	Alterra Managers Limited	Bermuda
	Alterra USA Holdings Limited	Delaware, USA

Alterra Capital Services Limited	Alterra Capital Services USA LLC	Delaware, USA
	Alterra Capital Services BDA Limited	Bermuda
	Alterra Capital Services UK Limited	United Kingdom

Alterra Capital UK Limited	Alterra at Lloyd’s Limited	United Kingdom
	Alterra UK Underwriting Services Limited	United Kingdom
	Alterra Denmark ApS	Denmark
	Alterra Danish Re (UK) Group Limited	United Kingdom
	Alterra Corporate Capital 2 Limited	United Kingdom
	Alterra Corporate Capital 3 Limited	United Kingdom
	Alterra Corporate Capital 4 Limited	United Kingdom
	Alterra Corporate Capital 5 Limited	United Kingdom
	Alterra Corporate Capital 6 Limited	United Kingdom

Alterra at Lloyd’s Limited	Alterra Brasil Serviços Técnicos Limitada	Brazil

Alterra Denmark ApS	Alterra Singapore Insurance Managers Pte. Ltd.	Singapore

Alterra Holdings Limited	Alterra Agency Limited	Bermuda
	Harbor Point Re Limited	Bermuda
	New Point III Limited	Bermuda

Harbor Point Re Limited	Harbor Point Investments Europe Limited	Ireland

Harbor Point Investments Europe Limited	Harbor Point U.S. Holdings, Inc.	Delaware, USA

Harbor Point U.S. Holdings, Inc.	Harbor Point Reinsurance U.S., Inc.	Connecticut, USA
	Harbor Point Services, Inc.	Delaware, USA
	Alterra Finance LLC	Delaware, USA

New Point III Limited	New Point Re III Limited	Bermuda

Alterra Insurance Limited.	Alterra Diversified Strategies Limited	Bermuda
	Alterra Capital Europe Limited	Ireland

Alterra Capital Europe Limited	Alterra Reinsurance Europe Limited	Ireland
	Alterra Insurance Europe Limited	Ireland

Alterra USA Holdings Limited.	Max Specialty Insurance Company	Delaware, USA
	Alterra Specialty Insurance Services Limited	Delaware, USA
	Alterra Managers USA Limited	Delaware, USA

Max Specialty Insurance Company	Max America Insurance Company	Indiana, USA

Alterra Specialty Insurance Services Limited	Alterra California Insurance Services Limited	California, USA